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Exhibit 10.30


                  ADDENDUM TO ASSET SALE AND PURCHASE AGREEMENT
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         WHEREAS, Voyager One, Inc. ("Voyager"), a Nevada corporation, on behalf of its subsidiary Silicon Film Technologies, Inc. and Quest Manufacturing, Inc.("Quest"), an Illinois corporation, entered into an Asset Sale and Purchase Agreement ("Agreement") executed on October 28, 2005 providing for the sale, assignment, transfer, conveyance and delivery of certain office and technical equipment as defined in the Agreement for the purchase price of $48,231.38;

         WHEREAS, the equipment as defined in the Agreement has been delivered to and is in the possession of Quest;

         WHEREAS, Quest made a payment of $16,718.21 on February 7, 2006 leaving a balance of $31,513.17;

         NOW, THEREFORE, in consideration of the mutual covenants and other amendments contained in this Addendum, Voyager One, Inc. and Quest Manufacturing, Inc. hereby agree as follows:

         (1) The effective date of the Agreement and Bill of Sale attached thereto as Exhibit 2 shall be postponed to February 7, 2006;

         (2) An invoice for the remaining balance of $31,513.17 shall be issued to Quest which is due and payable by May 31, 2006; and,

         (3) The effective date of this Addendum shall be February 7, 2006 regardless of when it is signed.


Voyager One, Inc. on behalf of its subsidiary       Quest Manufacturing, Inc.
Silicon Film Technologies, Inc.


By:  /s/ Sebastien C. DuFort                         By: /s/ John Lichter
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     Sebastien C. DuFort                                 John Lichter
     President                                           President